CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report  dated March 23, 2012 on our audit of the basic financial statements of Origen Financial Inc. as of and for the period ending December 31, 2011 included with the amendment to the Annual Report of Sun Communities, Inc., on Form 10-K/A. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts.”

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP
Southfield, Michigan